UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2023

Laser Photonics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-56166	84-3628771
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 N. Keller Rd. Suite G Orlando, FL	32810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 804-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 10, 2023, the Audit Committee of the Board of Directors of the registrant, Laser Photonics Corporation (the “Company” or “Laser Photonics”), approved the engagement of Fruci & Associates II, PLLC (“Fruci”) as the Company’s independent registered public accounting firm audit the balance sheets of the Company as of December 31, 2023 and 2022, and the related statements of operations, changes in stockholders’ equity, cash flows, and the related notes (collectively referred to as the financial statements) for the years then ended. Accordingly, BF Borgers CPA PC (“BF Borgers”), the Company’s independent registered public accounting firm since 2019, was informed that it would be replaced by Fruci as the Company’s independent registered public accounting firm.

BF Borger’s report on the Company’s balance sheets as of December 31, 2022 and 2021, the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2022 and 2021 and the related notes to the financial statements (collectively, the “financial statements”), did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

 During the Company’s fiscal years ended December 31, 2022 and 2021, and through June 30, 2023, there were no (i) disagreements with BF Borgers on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to BF Borgers’s satisfaction would have caused BF Borgers to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K other than BF Borgers advising that (i) the Company’s financial statements for the year ended 2022 should be restated on the basis that revenues for two sales to two of the Company’s customers had not yet been picked up or paid as of the end of fiscal year 2022 and such revenues should not have been recognized and (ii) the stock expense for the Company’s IR firm needed to be corrected that required a restatement of the Company’s 10-Q for the quarters ended March 31, 2023 and June 30, 2023. The Company questioned the need for such restatements but was not opposed to restating its financial statements.  The Company’s decision to replace BF Borgers with Fruci was not based on the restatement concerns raised by BF Borgers.

 During the Company’s fiscal years ended December 31, 2022 and 2021, and through September 30, 2023, the Company consulted Fruci with respect to the above issues on matters of accounting principles or practices and financial statement disclosures raised by BF Borgers but did not receive a written report or oral advice regarding a resolution of such matters from Fruci.

The Company has provided BF Borgers with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that BF Borgers furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in response to this Item 304(a) and, if not, stating the respects in which it does not agree. In response, BF Borgers has sent an email stating that it was resigning for cause and requesting that the Company include three letters that are attached hereto as Exhibits 16.1, 16.2 and 16.3.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter from BF Borgers CPA PC to the SEC dated October 15, 2023

16.2	Letter from BF Borgers CPA PC to Laser Photonics dated October 15, 2023

16.3	Letter from BF Borgers CPA PC to Laser Photonics dated October 15, 2023

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 17, 2023	LASER PHOTONICS CORPORATION

	By:	/s/ Wayne Tupuola
Wayne Tupuola
President and Chief Executive Officer

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